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                                   EXHIBIT 3.3

                                  BY-LAW NO. 2

     A by-law respecting the borrowing of money by Zoom Telephonics, Inc.

     BE IT ENACTED AND IT IS HEREBY ENACTED as a by-law of Zoom Telephonics, Inc. (hereinafter called the "Corporation") as follows:

1.   The directors may from time to time:

borrow money upon the credit of the Corporation;

issue, reissue, sell or pledge debt obligations of the Corporation; and

mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, owned or subsequently acquired, to secure any debt obligations of the Corporation.

     The words "debt obligations" as used in this paragraph mean bonds, debentures, notes or other evidences of indebtedness or guarantees of the Corporation, whether secured or unsecured.

2. The directors may from time to time by resolution delegate to such one or more of the officers and directors of the Corporation all or any of the powers conferred on the directors by paragraph 1 of this by-law to the full extent thereof or such lesser extent as the directors may in any such resolution provide.

3. The powers hereby conferred shall be deemed to be in supplement of and not in substitution for any powers to borrow money for the purposes of the Corporation possessed by its directors or officers independently of a borrowing by-law.

     PASSED by the board as of this 28th day of June, 1991.

     WITNESS the Corporate Seal of the Corporation.

                                          --------------------------------------
                                          President

                                          --------------------------------------
                                          Assistant Secretary

     Confirmed by the Shareholders of the Corporation in accordance with the Act as of the 28th day of June, 1991.

                                          --------------------------------------
                                          Assistant Secretary